                                                                       EXHIBIT A


                                   OPTION AGREEMENT



                                     by and among



                           Consumer Finance Holdings, Inc.


                                         and


                   Morris Ginsburg, Sandler Family Partners, Ltd.,


                                 and Irwin L. Sandler


                                   Effective as of



                                   December 4, 1997

                                                                       EXHIBIT A


                                   OPTION AGREEMENT


    This OPTION AGREEMENT (this "Agreement"), effective as of December 4, 1997 (the "Effective Date"), is made and entered into by and among Consumer Finance Holdings, Inc., a Nevada corporation ("Optionee"), and each of Morris Ginsburg ("Ginsburg"), Sandler Family Partners, Ltd., a Colorado limited partnership ("Sandler Partners"), and Irwin L. Sandler ("Sandler" and, together with Ginsburg and Sandler Partners, the "Shareholders").

    WHEREAS, Ginsburg and Sandler Partners are the owners of 580,000 and 250,000 shares, respectively, of Class B Common Stock, par value $0.01 per share ("Class B Common Stock" or the "Shares"), of Monaco Finance, Inc., a Colorado corporation (the "Company");

    WHEREAS, the Shareholders are willing to grant to Optionee an option to purchase the Shares upon the terms of this Agreement, and to agree to the additional terms and conditions of this Agreement, including the provisions regarding voting of the Shares contained herein.

    NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

    I.   DEFINITIONS.   The following terms when used in this Agreement shall
have the following meanings:

         "AFFILIATE" means, with respect to a person, any corporation or other entity in which such person has a direct or indirect controlling interest or by which such person is directly or indirectly controlled or which is under direct or indirect common control with such person.

         "BUSINESS DAY" means any day which is not a Saturday or a Sunday, or a day on which banks in the State of Colorado are not authorized or required to close.

         "COMMON STOCK" shall mean the Company's Class A Common Stock, par value $0.01 per share, and the Class B Common Stock, par value $0.01 per share.

         "EFFECTIVE DATE" shall mean December 4, 1997.

         "LIEN OR OTHER ENCUMBRANCE" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement or encumbrance.

                                                                       EXHIBIT A


         "SHARES" or "OPTION SHARES" mean (i) the 830,000 shares of Class B Common Stock owned by Shareholders, (ii) any shares of Common Stock issued in respect of any subdivision, split or dividend on the shares of Class B Common Stock described in subparagraph (i), and (iii) in the event the Company at any time shall be a party to a recapitalization of the Class B Common Stock in which the previously outstanding Class B Common Stock shall be changed into or exchanged for different securities of the Company, any such other securities received in respect of such shares of Class B Common Stock.

    2.   OPTION TO PURCHASE SHARES.

         (a)  GRANT OF OPTION; EXERCISE.   Effective as of the Effective Date,
each of the Shareholders hereby grants to the Optionee an irrevocable option (the "Option") to purchase that portion of the Shares held by such person at a price of $4.00 per share, subject to adjustment as provided in Section 2(e) (as adjusted, the "Option Price"). The Option shall be exercisable commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Option Term"). In the event the Optionee elects to exercise the Option, the Optionee shall (i) notify the Shareholders of such election by delivering a written notice to that effect setting forth the date for the consummation of the purchase (such date being referred to as the "Option Closing Date"), which date shall be not earlier than ten (10) days or later than thirty (30) days from the date the notice is delivered and (ii) to the extent one-half of the Security (hereinafter defined) has been released in accordance with the last sentence of Paragraph 2(b) hereof, replenish the Security, on the date of exercise of the Option, to an amount equivalent to 100% of the Option Price. The Optionee shall have the right to exercise the Option as to all, but not less than all, of the Shares.

         (b) SECURITY. Simultaneously with the execution hereof Optionee shall provide as security for the full and prompt performance of its obligations to pay the Put Price (as hereinafter defined) in the form of cash, a letter of credit or other collateral reasonably acceptable to Shareholders and sufficient, upon payment, collection or sale to pay the full amount due from Optionee upon a full exercise of the Put (i.e. without regard to any provisions for partial or installment exercise or installment payment) under this Agreement (the "Security"), which Security will be pledged to the Shareholders pursuant to the terms and conditions of a Pledge Agreement which will be acceptable to Optionee and Shareholders. If the first Put is not exercised in the First Put Period, then immediately following the expiration of the First Put Period, one-half of the Security shall be released from the pledge agreement. The Security shall initially be cash. The Shareholders agree that the Optionee may, at its election, substitute a letter of credit for the cash at any time by delivering to each of the Shareholders one or more letters of credit, in form and substance acceptable to each such Shareholder, aggregating the Put Price for each such Shareholder's Shares.

         (c)  PAYMENT OF OPTION PRICE.   On the Option Closing Date, the
Optionee shall pay to each of the Shareholders an amount equal to the number of Shares being sold by such

                                                                       EXHIBIT A

person multiplied by the Option Price. Such amount shall be paid by wire transfer of immediately available funds to such account or accounts of the Shareholders as the Shareholders shall designate to the Optionee, in the manner specified herein for the delivery of notices, not less than three (3) Business Days prior to the Option Closing Date. In the event that the Optionee defaults on its obligation to pay the Option Price on the Option Closing Date, the Shareholders may elect to foreclose on the Security and complete the sale of the Shares; provided, that if the Shareholders elect not to so complete the sale of the Shares, Optionee shall have no further rights pursuant to this Agreement.

         (d) DELIVERY OF SHARES. On the Option Closing Date, the Shareholders shall deliver to the Optionee stock certificates representing all of the Shares being purchased by the Optionee, duly endorsed in blank or accompanied by duly executed instruments of transfer, or registered in the name of the Optionee.

         (e) OPTION PRICE ADJUSTMENTS. In the event the Company shall at any time subdivide or split its outstanding shares of Class B Common Stock into a greater number of shares or declare any dividend on the Class B Common Stock payable in shares of Common Stock, the Option Price in effect immediately prior to such subdivision, split, or dividend shall be proportionately decreased, and conversely, in case the outstanding shares of Class B Common Stock shall be combined into a smaller number of shares, the Option Price in effect immediately prior to such combination shall be proportionately increased.

         (f) SALE OR TRANSFER OF SHARES BY OPTIONEE. In the event that the Optionee or any Affiliate of Optionee exercises the Option and within 180 days of the Option Closing Date, Optionee or any Affiliate of Optionee sells, or agrees to sell, all or any portion of the Shares to a person who is not an Affiliate of the Optionee for a price per share greater than $4.00 per share, Optionee or its Affiliate shall be obligated to pay to the Shareholders, in proportion to the number of shares previously held by them, 50% of such excess purchase price per share. Such payment shall be made to the Shareholders within two (2) business days after receipt of the purchase price by Optionee or its Affiliate from such third party purchaser. Optionee shall notify the Shareholders in writing at least ten (10) days prior to the consummation of any such sale or agreement of the fact of such sale or agreement. Any sale of Common Stock by Optionee or its Affiliate shall be deemed to include Shares in the same proportion that the Shares bear to the aggregate amount of Common Stock held by Optionee and its Affiliates immediately prior to such sale. The provision of this Section 2(f) shall apply to any Affiliate of Optionee.

         (g)  ENCUMBRANCE ON SHARES.   Until the expiration of the Option Term,
none of the Shareholders shall pledge or otherwise encumber the Shares or, except as set forth in Section 3 hereof, sell, assign, transfer or grant any other rights in the Shares or take any other action inconsistent with the Option.

                                                                       EXHIBIT A


         (h)  LEGEND.   On the Effective Date, the Shareholders shall deliver
the Shares to the Company and instruct the Company to place the following legend on each certificate representing the Shares and record corresponding stop transfer instructions to its transfer agent:

    THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE
    PROVISIONS OF AN OPTION AGREEMENT DATED AS OF DECEMBER 4, 1997 BY AND AMONG CONSUMER FINANCE HOLDINGS, INC., MORRIS GINSBURG, SANDLER FAMILY PARTNERS, LTD., AND IRWIN L. SANDLER. COPIES OF SUCH AGREEMENT ARE ON FILE WITH THE SECRETARY OF MONACO FINANCE, INC.

The Optionee shall instruct the Company to return the legended Shares as promptly as practicable to the Shareholders.

         (i) RELEASE FROM OPTION. Upon any permitted sale by the Shareholders under Section 3 hereof or upon expiration of the Option granted hereunder, the Shares shall be released from the terms of this Option, and the Shareholders shall be entitled to request the Company to remove the legend called for by
Section 2(h) from the certificates evidencing such shares and terminate the stop transfer instructions in respect of such shares. Except as herein expressly provided, none of the Shareholders shall take any action to remove the legend described in Section 2(h) from the certificates evidencing the Shares.

    3.   RIGHT TO SELL.

         (a) GRANT OF PUT. The Optionee hereby grants to each Shareholder during the Option Term an irrevocable option, exercisable during the Option Term (the "Put"), to sell that portion of the Shares held by each such Shareholder at a price of $4.00 per share, subject to adjustment as provided in Section 3(d) (as adjusted, the "Put Price"). The Put shall be exercisable by a Shareholder with respect to (i) up to 50% of the Shares held by such Shareholder as of the date hereof during the 30-day period following the second anniversary of the Effective Date (the "First Put Period"), and (ii) up to 50% of the Shares held by such Shareholder as of the date hereof during the 30-day period following the third anniversary of the Effective Date (the "Second Put Period"). In the event any Shareholder elects to exercise the Put, such Shareholder shall notify the Optionee of such election by delivering a written notice (the "Put Notice") to the Optionee during the First Put Period or the Second Put Period, as the case may be, which shall set forth the fact of such election.

         (b) PAYMENT OF PUT PRICE. On the date of the consummation of the purchase of the Shares subject to a Put (such date being referred to as the "Put Closing Date"), which date shall be not earlier than 10 days or later than 30 days from the date a Put Notice is delivered, as determined by the Optionee, the Optionee shall pay to the Shareholder who has delivered such Put Notice an amount equal to the number of Shares being put by such person, multiplied by the

                                                                       EXHIBIT A


Put Price (the "Put Payment"). The Put Payment shall be paid by wire transfer of immediately available funds to such account or accounts of the Shareholder as the Shareholder exercising the Put shall designate to the Optionee, in the manner specified herein for the delivery of notices, not less than three (3) Business Days prior to the Put Closing Date.

         (c) DELIVERY OF OPTION SHARES. On the Put Closing Date, the Shareholder exercising the Put shall deliver to the Optionee stock certificates representing all of the Shares being purchased by the Optionee, duly endorsed in blank or accompanied by duly executed instruments of transfer, or registered in the name of the Optionee.

         (d) PUT PRICE ADJUSTMENTS. In the event the Company shall at any time subdivide or split its outstanding shares of Class B Common Stock into a greater number of shares or declare any dividend of the Class B Common Stock payable in shares of Common Stock, the Put Price in effect immediately prior to such subdivision, split, or divided shall be proportionately decreased, and conversely, in case the outstanding shares of Class B Common Stock shall be combined into a smaller number of shares, the Put Price in effect immediately prior to such combination shall be proportionately increased.

    4.   VOTING AGREEMENTS.

         (a) VOTING AGREEMENT. Each Shareholder hereby grants Optionee the right, for a period commencing on the Effective Date and ending on the third anniversary of the Effective Date (the "Voting Period"), to vote the Option Shares (on the basis of three votes per share rather than one vote per share of the Company Class A Common Stock, par value $0.01 per share), at all meetings of shareholders of the Company, to cause such Option Shares, and such additional shares of capital stock of the Company to which he or the Shareholders hold a proxy granted by a third party, to be counted as present at any such meetings for purposes of establishing a quorum and to exercise all consensual or other voting rights with respect to the Option Shares and additional shares, in each case in such manner as Optionee, in its sole discretion, shall determine by written notice to the Shareholders, provided that voting any shares of capital stock as to which he or the Shareholders hold a proxy granted by a third party in the manner directed by Optionee shall be consistent with any fiduciary duty owed by him or the Shareholder to the grantor of such proxy. Each of the Shareholders hereby acknowledges that the grant of rights under this Section 4(a): (i) is consistent with Section 7-107-302 of the Colorado Business Corporation Act, and (ii) is coupled with an interest and is intended by all parties to this Agreement to be irrevocable during the Voting Period.

         (b) IRREVOCABLE PROXIES. To secure each Shareholder's obligation to vote that person's Option Shares in accordance with the provisions of this Agreement, each Shareholder shall, simultaneously with the execution of this Agreement, execute one, and thereafter if need be more than one, irrevocable proxy, substantially in the form attached hereto, pursuant to Section 7-107-203 of the Colorado Business Corporation Act, in favor of Optionee or its designee,

                                                                       EXHIBIT A


permitting Optionee or its designee to vote all Option Shares owned by such Shareholder during the Voting Period, and each such Shareholder shall deliver such proxies to Optionee.

         (c) DEPOSIT WITH THE COMPANY. A counterpart of this Agreement shall be deposited with the Company at its principal office and shall be subject to the same rights of examination by a shareholder of the Company, in person or by agent or attorney, as are the books and records of the Company. The Shareholders covenant and agree that each certificate representing Option Shares shall contain a statement that the shares represented by the certificate are subject to the provisions of this Agreement, a counterpart of which has been deposited with the Company at its principal office.

         (d) ECONOMIC RIGHTS TO OPTION SHARES. Except for the voting rights provided in this Agreement, and subject to the option of Optionee set forth in
Section 2 hereof, the Shareholders shall retain all incidents of ownership with respect to the Option Shares, including, but not limited to, the right to receive dividends.

         (e) BOARD OF DIRECTORS. Until the earlier of termination of this Agreement or acquisition by Optionee of all the Option Shares pursuant to this Agreement, Optionee shall vote (and shall cause each of its Affiliates to vote) its shares of capital stock of the Company, as well as the Option Shares, to maintain Morris Ginsburg and Irwin L. Sandler as directors of the Company. Following the Effective Date, the Shareholders shall use their best efforts to provide the Optionee with the right to designate four directors to the Company's Board of Directors, or such larger number as shall then be sufficient to provide the Optionee with effective control of the Company's Board of Directors. It is understood and agreed that this best efforts commitment of the Shareholders may require them, among other things, to procure resignations from directors currently sitting on the Company's Board of Directors.

    5.   REPRESENTATIONS AND WARRANTIES OF SHAREHOLDERS

         Each of the Shareholders hereby severally represents and warrants to Optionee with respect to only those matters concerning such Shareholder that:

         (a) ORGANIZATION AND POWER. Sandler Partners is a partnership duly organized, validly existing and in good standing under the laws of the State of Colorado. Each of the Shareholders has all requisite power and authority to execute and deliver this Agreement and to perform his or its obligations hereunder (including, without limitation, the power to sell, transfer and convey the Shares as provided by this Agreement).

         (b) EXECUTION, DELIVERY; VALID AND BINDING AGREEMENTS. The execution, delivery and performance of this Agreement by Sandler Partners and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite partnership action, and no other partnership proceedings on its part are necessary to authorize the

                                                                       EXHIBIT A


execution, delivery and performance of this Agreement. This Agreement has been duly executed and delivered by the Shareholders and constitutes the valid and binding obligation of the Shareholders, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         (c) NO BREACH. The execution, delivery and performance of this Agreement by the Shareholders and the consummation by the Shareholders of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any of the Shares, or require any authorization, consent, approval, exemption or other action by or notice to any court or other governmental body, under the provisions of the partnership agreement of Sandler Partners or any agreement or instrument by which any of the Shareholders is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which any of Shareholders or the Company is subject.

         (d) GOVERNMENTAL AUTHORITIES: CONSENTS. To the best of Shareholders' knowledge, except for appropriate filings on Schedule 13D and Form 4, none of the Shareholders is required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by the Shareholders or by the Company in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby, except such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date.

         (e) OWNERSHIP OF CAPITAL STOCK. The Shareholders own, beneficially and of record, all right, title and interest in and to the shares free and clear of any Lien or Other Encumbrance (except the Buy-Sell Agreement dated May 14, 1993 among the Company, Sandler Partners and Ginsburg, which will remain in effect subject to the Option granted hereby and the Company, by its execution of this Agreement, agrees that to the extent it becomes the owner of any Shares pursuant to such Buy-Sell Agreement, such Shares shall remain subject to this Agreement and the Company will substitute an Option Agreement on similar terms) and have full power and authority to transfer good and valid title to the Shares to Optionee, free and clear of any Lien or Other Encumbrance, and, upon delivery of any payment of such Shares as provided herein, Optionee will acquire good tile, thereto, free and clear of any Lien or Other Encumbrance.

         (f) OPTIONS OR OTHER RIGHTS. Except for the rights granted to Optionee hereunder and the Buy-Sell Agreement dated May 14, 1993 among the Company and the Shareholders, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive

                                                                       EXHIBIT A


right, option or other agreement of any kind to purchase or otherwise receive from any of the Shareholders any of the Shares.

    6. REPRESENTATIONS AND WARRANTIES OF OPTIONEE. Optionee hereby represents and warrants to Shareholders that:

         (a) ORGANIZATION AND POWER. Optionee is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada, with the requisite power and authority to enter into this Agreement and perform its obligations hereunder.

         (b) EXECUTION, DELIVER, VALID AND BINDING AGREEMENT. The execution, delivery and performance of this Agreement by Optionee and the consummation of the transactions contemplated hereby have been duly and validly authorized by al requisite action, and no other proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been duly executed and delivered by Optionee and constitutes the valid and binding obligation of Optionee, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights or by general principles of equity.

         (c) NO BREACH. The execution, delivery and performance of this Agreement by Optionee and the consummation by Optionee of the transactions contemplated hereby do not conflict with or result in any breach of any of the provisions of, constitute a default under, result in a violation of, result in the creation of a right of termination or acceleration or any lien, security interest, charge or encumbrance upon any assets of Optionee, or require any authorization, consent, approval, exemption or other action by or notice to any court of other governmental body, under the provisions of the articles of organization of Optionee or any indenture, mortgage, lease, loan agreement or other agreement or instrument by which Optionee is bound or affected, or any law, statute, rule or regulation or order, judgment or decree to which Optionee is subject;

         (d) GOVERNMENTAL AUTHORITIES, CONSENTS. To the best of Optionee's knowledge, except for appropriate filings on Schedule 13D and Form 4, Optionee is not required to submit any notice, report or other filing with any governmental authority in connection with the execution or delivery by it of this Agreement or the consummation of the transactions contemplated hereby. No consent, approval or authorization of any governmental or regulatory authority or any other party or person is required to be obtained by Optionee in connection with its execution, delivery and performance of this Agreement or the transactions contemplated hereby.

         (e) INVESTMENT INTENT. Upon exercise of the Option, Optionee shall purchase the Shares for its own account with the present intention of holding the Shares for investment

                                                                       EXHIBIT A


purposes and not with a view to or for sale in connection with any distribution of the Shares in violation of any applicable securities law. Optionee will refrain from transferring or otherwise disposing of any of the Shares, or any interest therein, in such manner as to cause Shareholders to be in violation of the registration requirements of the Securities Act of 1933, as amended, or applicable state securities or blue sky laws.

    7.   COVENANTS OF THE PARTIES.

         (a) COVENANTS PENDING CLOSING. From the date hereof through the Closing Date, each of Optionee and the Shareholders shall conduct its or his affairs in such a manner so that, except as otherwise contemplated or permitted by this Agreement, all of its representations and warranties in this Agreement remain true and correct on and as of the Closing Date as if made on and as of the Closing Date, and all its covenants contained in this Agreement remain capable of performance. Optionee and Shareholders shall promptly advise the other parties of any action or event of which any of them become aware that has, or could have, the effect of making incorrect any of its representations or warranties in any material respect or which has the effect of rendering any of its covenants incapable of performance.

         (b) REGULATORY FILINGS. As promptly as practicable after the execution of this Agreement, Optionee and Shareholders shall, and shall cause the Company to, make or cause to be made all filings and submissions under any laws or regulations applicable to Optionee, Shareholders and the Company for the consummation of the transactions contemplated herein. Optionee and Shareholders will coordinate and cooperate with each other in exchanging such information and will provide such reasonable assistance as any party may request in connection with all of the foregoing.

    8.   CONDITIONS TO OPTIONEE'S OBLIGATIONS.

         The obligation of Optionee to consummate the transactions contemplated by this Agreement with respect to a particular Shareholder is subject to the satisfaction of the following conditions on or before the Option Closing Date or the Put Closing Date, as the case may be.

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of such Shareholder set forth in Section 5 hereof shall be true and correct in all material respects at and as of the Option Closing Date or the Put Closing Date, as the case may be as though then made.

         (b) PERFORMANCE OF COVENANTS. Such Shareholder shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by such Shareholder under this Agreement prior to the Option Closing Date or the Put Closing Date, as the case may be.

                                                                       EXHIBIT A


         (c) APPROVALS. Such Shareholder shall have obtained, or caused to be obtained, each consent and approval required to be obtained by them to effectuate the transactions contemplated hereby.

         (d) GOVERNMENTAL FILINGS. All material governmental filings, authorizations and approvals that are required by such Shareholder for the effectuation of the transactions contemplated hereby shall have been duly made and obtained.

         (e) INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature against Optionee issued by a court of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided in this Agreement.

         (f) EVIDENCE OF LEGENDING. The certificates representing the Shares shall have been legended as required by Section 2(h) and corresponding stop transfer instructions shall have been given to the Company's transfer agent.

    9.   CONDITIONS TO SHAREHOLDERS' OBLIGATIONS.

         The obligation of the Shareholders to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions on or before the Option Closing Date or the Put Closing Date, as the case may be:

         (a) ACCURACY OF REPRESENTATIONS AND WARRANTIES. The representations and warranties set forth in Section 6 hereof shall be true and correct in all material respects at and as of the Option Closing Date or the Put Closing Date, as the case may be as though then made.

         (b) PERFORMANCE OF COVENANTS. Optionee shall have performed in all material respects all of the covenants and agreements required to be performed and complied with by it under this Agreement prior to the Option Closing Date or the Put Closing Date, as the case may be.

         (c) APPROVALS. Optionee shall have obtained, or caused to be obtained, each consent and approval required to be obtained by Optionee to effectuate the transactions contemplated hereby.

         (d) GOVERNMENTAL FILINGS. All material governmental filings, authorizations and approvals that are required by Optionee for the effectuation of the Transactions contemplated hereby shall have been duly made and obtained.

         (e) INJUNCTION. There shall be no effective injunction, writ, preliminary restraining order or any order of any nature against the Shareholders issued by a court of

                                                                       EXHIBIT A


competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as provided in this Agreement.

    10.  MISCELLANEOUS.

         (a) WAIVERS, AMENDMENTS AND APPROVALS. This Agreement constitutes the entire agreement among the Parties relating to the subject matter hereof. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver or, the part of any party of any such right, power or privilege, nor any single or partial exercise of such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

         (b) NOTICES. All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be personally delivered, transmitted via facsimile or overnight courier service or mailed first-class postage prepaid, registered or certified mail,

              (i) if to any Shareholder, addressed to such holder at its address below his/its signature hereon, or at such other address or to such facsimile telephone number as such holder may specify by written notice to the Company, or

              (ii) if to Optionee, at 5999 Summerside Drive, Suite 112, Dallas, Texas 75252, Attention: Bill C. Bradley with a copy to 3200 Southwest Freeway, Suite 1220, Houston, Texas 77027, Attention: Cathryn L. Porter; or at such other address as Optionee may specify by written notice to the Shareholders, and such notices and other communications shall for all purposes of this Agreement be treated as being effective or having been given on the date when personally delivered, or when transmitted by facsimile (if confirmation of facsimile receipt has been given), or on the date after being deposited with an overnight courier service, or, if sent by mail, four days after deposit in the United States mail, postage prepaid.

         (c) SPECIFIC PERFORMANCE. Subsequent to the Effective Date, the parties shall be entitled to specific enforcement of their respective rights under this Agreement, and to recover damages by reason of any breach of any provision hereof by the other party hereto and to exercise all other rights existing in their favor. The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the other party may, in its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

                                                                       EXHIBIT A


         (d)  ARBITRATION OF DISPUTES

              (i) Any controversy or claim arising out of this Agreement other than under Sections 2 or 4 of this Agreement, or any breach of this Agreement other than under Sections 2 or 4 of this Agreement, shall be settled by arbitration in accordance with the Rules of the American Arbitration Association then in effect, as modified by this
         Section 10(d) or by the further agreement of the parties.

              (ii)    Such arbitration shall be conducted in Denver, Colorado.

              (iii) Any judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof. The arbitrators shall not, under any circumstances, have any authority to award punitive, exemplary or similar damages, and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Agreement.

              (iv) Nothing contained in this Section 10(d) shall limit or restrict in any way the right or power of a party at any time to seek injunctive relief in any court and to litigate the issues relevant to such request for injunctive relief before such court (A) to restrain the other party from breaching this Agreement or (B) for specific enforcement of this Section 10(d). The parties agree that any legal remedy available to a party with respect to a breach of this Section 10(d) will not be adequate and that, in addition to all other legal remedies, each party is entitled to an order specifically enforcing this Section 10(d).

              (v) The parties to this Agreement hereby consent to the jurisdiction of the federal, courts located within Denver, Colorado for all purposes.

              (vi) Neither party nor the arbitrators may disclose the existence or results of any arbitration under this Agreement or any evidence presented during the course of the arbitration without the prior written consent of both parties, except as required to fulfill applicable disclosure and reporting obligations, or as otherwise required by law.

              (vii) Each party shall bear its own costs incurred in the arbitration, provided that, in any claim based on an allegation of fraud or misrepresentation in connection with this Agreement, the attorneys' fees of both parties shall be borne by the non-prevailing party. The arbitrator's fees and expenses of any dispute submitted to arbitration hereunder shall be allocated among the parties who are subject to the arbitration by the arbitrator so as to charge such fees and expenses proportionately to the party or parties whose positions are not sustained, which allocation shall be determined by the arbitrator as part of his decision. The

                                                                       EXHIBIT A


         parties agree that judgment may be entered in any court of competent jurisdiction upon any award of the arbitrator.

         (e) PARTIES IN INTEREST; ASSIGNMENT. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors of the parties hereto. Optionee may freely assign this Agreement, provided that any such assignment will not release Optionee its obligations under Section 3 hereof. Except as set forth in the preceding sentence, no party may assign its rights or obligations under this Agreement.

         (f) HEADINGS. The headings of the articles and sections of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

         (g) CHOICE OF LAW. The substantive laws of Colorado and applicable federal law shall govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

         (h)  COUNTERPARTS.   This Agreement may be executed concurrently in
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                                                       EXHIBIT A


    IN WITNESS WHEREOF, each of the Optionee and the Shareholders has caused this Agreement to be executed by its duly authorized representative.

                             CONSUMER FINANCE HOLDINGS, INC.,
                             a Nevada corporation


                             By:     /s/ Bill C. Bradley
                                -----------------------------------------
                             Name:  Bill C. Bradley
                             Title:  Chief Executive Officer


                                    /s/ Morris Ginsburg
                             --------------------------------------------
                             MORRIS GINSBURG

                             Address:

                             --------------------------------------------

                             --------------------------------------------



                                    /s/ Irwin L. Sandler
                             --------------------------------------------
                             IRWIN L. SANDLER

                             Address:

                             --------------------------------------------

                             --------------------------------------------



                             SANDLER FAMILY PARTNERS, LTD.


                             By:    /s/ Irwin L. Sandler
                                -----------------------------------------
                                      Irwin L. Sandler, General Partner

                             Address:

                             --------------------------------------------

                             --------------------------------------------

                                                                       EXHIBIT A

                              ACKNOWLEDGMENT OF COMPANY

    The Company hereby acknowledges receipt of a copy of the foregoing Agreement and agrees to be bound by the provisions of Paragraph 5(e) of the foregoing Agreement.


                             MONACO FINANCE, INC.

                             By:        /s/ Irwin L. Sandler
                                -------------------------------------
                             Name:    Irwin L. Sandler
                             Title:   Exec. Vice President

                                                                       EXHIBIT A


                   IRREVOCABLE PROXY AND SPECIAL POWER OF ATTORNEY

    KNOW ALL MIEN BY THESE PRESENTS that I, __________________________, in connection with the execution of the Option Agreement, dated December 4, 1997 (the "Option Agreement"), by and among Consumer Finance Holdings, Inc., Morris Ginsburg, Sandler Family Partners, Ltd. and Irwin Sandler, hereby make, constitute and appoint Consumer Finance Holdings, Inc., or its designee, with full power of substitution, as my true and lawful attorney in fact and proxy for me and in my name, place and stead, to vote all Option Shares (as defined in the Option Agreement) owned by me, and such additional shares of capital stock of Monaco Finance, Inc., a Colorado corporation, to which I hold a proxy granted by a third party, as contemplated by Section 4(a) of the Option Agreement. I hereby further grant and give to such attorney in fact full power and authority to do and perform every act necessary, requisite or proper to be done to effectuate such voting of the Option Shares and other shares of capital stock as I might do were I personally present, with full power of substitution and revocation.

    This proxy is irrevocable during the Voting Period (as defined in the Option Agreement) and is coupled with an interest. This proxy shall automatically expire at 12:00 Midnight, Denver, Colorado time, on the last day of the Voting Period.

    IN WITNESS WHEREOF, I have hereunto set my hand this 4th day of December, 1997.



                             -----------------------------------
                             [name]